Exhibit 10.42

December 21, 2011

The Delaware County Bank and Trust Company

110 Riverbend Avenue

P.O. Box 1001

Lewis Center, Ohio 43035

Re: Request for Consent under Business Loan Agreement, dated as of March 24, 2004 (as amended and modified, “Loan Agreement”), and any and all documents related thereto (“Loan Documents”) between Intellinetics, Inc. (“Intellinetics”) and The Delaware County Bank and Trust Company (“Lender”)

Ladies and Gentlemen:

The shareholders of Intellinetics desire to enter into a share exchange transaction with a public shell corporation named Globalwise Investments, Inc., a Nevada corporation (“Globalwise”), whereby Intellinetics will become a wholly-owned subsidiary of Globalwise and the existing shareholders of Intellinetics will own 86% of the capital stock of Globalwise initially, although it is anticipated that Globalwise will sell up to an additional 26% of its capital stock in secondary stock offerings (collectively, the “Proposed Transactions”). Intellinetics will remain an Ohio corporation, will remain the operating company and will remain bound by all obligations, liabilities, duties and rights under the Loan Agreement and the other Loan Documents. The current officers and board of directors of Intellinetics are set forth on Exhibit A attached hereto.

By signing below, the Lender consents to the Proposed Transactions as described above and waives the effect of any provisions of the Loan Agreement and other Loan Documents that the Proposed Transactions would otherwise conflict with or violate. This consent and waiver is limited only to the Proposed Transactions. Intellinetics expressly agrees that the execution of this consent letter shall not, except as expressly set forth herein, constitute a waiver of and shall not preclude the exercise of any right, power or remedy granted to Lender in any of the Loan Documents, or as provided by law. No previous modification, extension or compromise entered into with respect to any indebtedness of Intellinetics to Lender shall constitute a course of dealing or be inferred or construed as constituting an express or implied understanding to enter into any future modification, extension or compromise. The Loan Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed.

Sincerely,

INTELLINETICS, INC.

By:	/s/ Matthew L. Chretien

Title:	EVP/CTO

THE DELAWARE COUNTY BANK AND TRUST

By:	/s/ Michael Waddell

Title:	AVP

Date:	December 27, 2011

Acknowledged and consented to:

Consigners:

/s/ A. Michael Chretien
A. Michael Chretien, Individually

/s/ Matthew L. Chretien
Matthew L. Chretien, Individually

/s/ Robert J. D’Orazio
Robert J. D’Orazio, Individually